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                                                                    Exhibit 99.2

                      STATEMENT OF CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

     In connection with the Form 10-QSB of Millennium Bankshares Corporation for the quarter ended March 31, 2003, I, Janet A. Valentine, Senior Vice President and Chief Financial Officer of Millennium Bankshares Corporation, hereby certify pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

     (a) such Form 10-QSB for the quarter ended March 31, 2003, fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended; and

     (b) the information contained in such Form 10-QSB for the quarter ended March 31, 2003, fairly presents, in all material respects, the consolidated financial condition and results of Millennium Bankshares Corporation and its subsidiaries as of, and for, the periods presented in such Form 10-QSB.

By:    /s/ Janet A. Valentine                                Date: May 12, 2003
    -------------------------------------------                    ------------
    Janet A. Valentine
    Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Millennium Bankshares Corporation and will be retained by Millennium Bankshares Corporation and furnished to the Securities and Exchange Commission or its staff upon request.